EXHIBIT 99.1

BroadVision Announces First Quarter 2010 Results

REDWOOD CITY, Calif., April 28, 2010 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), an innovative provider of online commerce and business social networking solutions, today reported financial results for its first quarter ended March 31, 2010. Revenues for the first quarter were $5.9 million, compared with revenues of $7.2 million for the fourth quarter ended December 31, 2009 and $8.0 million for the comparable quarter of 2009.

License revenue for the first quarter of 2010 was $1.9 million, compared with $2.5 million for the prior quarter and $2.9 million for the comparable quarter of 2009.  The majority of the first quarter license and subscription revenue was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, eMerchandising™, CLEAR™ and Clearvale™ solutions. Revenue during the quarter was generated from sales to both new and existing customers such as Toshiba, UCPA (Union Nationale des Centres Sportifs de Plein Air stands for National Union of sports centers in Open Air), Avant Grade, La Poste, Indian Ministry of Defense - Controller General of Defense Accounts, Gemeente Tilburg, Aeroxchange Ltd., Hong Kong Baptist Hospital, The Conversation Group, Raytheon, Fidelity Investments, and Health Care Services Corp., and several other brand-name global customers.

In the first quarter of 2010, BroadVision posted net loss on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $2.3 million, or $0.51 per basic and diluted share, as compared with GAAP net income of $0.5 million, or $0.10 per basic and diluted share, for the fourth quarter of 2009 and GAAP net loss of $0.6 million, or $0.14 per basic and diluted share, for the comparable quarter of 2009.

Non-GAAP measure net loss for the first quarter of 2010 was $1.5 million, or $0.33 per basic and diluted share, compared with non-GAAP measure net income of $0.7 million or $0.16 per basic and diluted share, in the fourth quarter of 2009 and non-GAAP measure net loss of $0.3 million, or $0.07 per basic and diluted share, for the comparable quarter of 2009. These non-GAAP measure results exclude restructuring charges (credits), stock compensation expense and revaluation of warrant liabilities. A reconciliation of GAAP measure net (loss) income figures to non-GAAP net (loss) income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of March 31, 2010 the Company had $62.8 million of cash and cash equivalents and short-term investments, compared to a combined balance of $61.8 million as of December 31, 2009.

"Transitioning from license-centric 1.0 on-premise software to subscription-centric 2.0 cloud-based SaaS, in terms of both solution set and business model, is a time-consuming process that may require several quarters of runway before taking off," said Dr. Pehong Chen, President and CEO, BroadVision. "Despite the short-term challenge, we remain committed to our Clearvale Enterprise Social Networking vision and solution, and are very positive about its tremendous potential over the long run. Across the board, Clearvale's growth in networks, membership, usage, subscription, and channel partnerships have been gaining substantial momentum since the beginning of this year. With an aggressive go-to market campaign targeted for later this quarter, we believe we will lay a very solid foundation for future growth."

Conference Call Information

BroadVision management will host a conference call today, Wednesday, April 28, 2010, at 2:00PM Pacific Daylight Time (PDT). The conference call may be accessed by dialing: 1-866-551-3680, with pin code 3775226#. Callers outside North America should call +1-212-401-6760 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company's website until it releases its second quarter 2010 financial results.

About BroadVision

Driving innovation since 1993, BroadVision is an innovative provider of online commerce and business social networking solutions. Visit www.clearvale.com to find more information or sign up immediately for a Clearvale network. For complete information about BroadVision, please visit our website, http://www.broadvision.com.

BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, eMerchandising and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

The BroadVision logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=5621

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including statements about the potential growth and success of BroadVision's Clearvale solutions, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$62,791	$61,789
Other current assets	6,152	9,309
Total current assets	68,943	71,098
Other non-current assets	1,723	1,769
Total assets	$70,666	$72,867
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$14,650	$15,121
Other non-current liabilities	2,416	2,353
Total liabilities	17,066	17,474
Total stockholders' equity	53,600	55,393
Total liabilities and stockholders' equity	$70,666	$72,867
BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31
	2010	2009

Revenues:
Software licenses	$1,887	$2,852
Services	3,990	5,149
Total revenues	5,877	8,001

Cost of revenues:
Cost of software licenses	6	6
Cost of services	1,589	1,964
Total cost of revenues	1,595	1,970

Gross profit	4,282	6,031

Operating expenses:
Research and development	2,141	2,168
Sales and marketing	1,652	2,036
General and administrative	1,368	1,451
Restructuring charge (credit)	526	(2)
Total operating expenses	5,687	5,653

Operating (loss) income	(1,405)	378

Other expense, net	(849)	(863)

Loss before provision for income taxes	(2,254)	(485)

Provision for income taxes	(15)	(141)

Net loss	$(2,269)	$(626)

Basic loss per share	$(0.51)	$(0.14)
Diluted loss per share	$(0.51)	$(0.14)

Shares used in computing:
Weighted average shares-basic	4,441	4,381
Weighted average shares-diluted	4,441	4,381
BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET (LOSS) INCOME
(unaudited; in thousands)
	Three Months Ended
	Mar. 31	Dec. 31	Mar. 31
	2010	2009	2009

Net (loss) income, U.S. GAAP	$(2,269)	$ 452	$(626)
Non-GAAP measure adjustments:
Restructuring charge (credit)	526	21	(2)
Stock compensation expense [1]	288	234	261
Revaluation of warrants liabilities [2]	--	(8)	31
Non-GAAP measure net (loss) income	$(1,455)	$699	$(336)

[1] Included as a component of cost of service and operating expense for each period presented.
[2] Included as a component of other expense, net, for each period presented.
CONTACT:  BroadVision
          Investor Relations
          Andrew Hub
          650-331-1000
          ir1@broadvision.com